Exhibit 4

NEUROGEN CORPORATION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of April 7, 2008, by and among Neurogen Corporation, a Delaware corporation (the “Company”) and  each person listed on Exhibit A attached hereto (collectively, the “Investors” and each individually, an “Investor”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 9(q) herein.

BACKGROUND

The Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase from the Company:  (i) up to an aggregate of 981,411 shares of the Company’s Series A Exchangeable Preferred Stock, par value $0.025 per share (the “Exchangeable Preferred Stock”) and (ii) warrants (the “Warrants”) initially exercisable to purchase up to an aggregate of 12,758,343 shares of the Company’s common stock, par value $0.025 per share (the “Common Stock”), all upon the terms and conditions set forth in that certain Securities Purchase Agreement, dated of even date herewith, by and among the Company and the Investors (the “Purchase Agreement”). The Common Stock issuable upon Exchange shall be referred to herein as the “Exchange Shares” and the shares of Common Stock underlying the Warrants shall be referred to herein as the “Warrant Shares.”

AGREEMENT

1.             Common Shelf Registration.  So long as any Registrable Shares are outstanding, the Company shall take the following actions:

(a)           The Company shall, as soon as practicable but in any event by the Filing Deadline, file with the Securities and Exchange Commission (the “Commission”), and thereafter use its best efforts to cause to be declared effective as soon as practicable but in any event no later than the Effectiveness Deadline a registration statement (the “Common Shelf Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Registrable Common Shares by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Common Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Common Shelf Registration”).

Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Common Shares on the Common Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Common Shares by the Holders (a “Rule 415 Limitation”), the Common Shelf Registration Statement shall register the resale of a number of shares of Common Stock which is equal to the maximum number of shares as is permitted by the Commission, and, subject to the provisions of this Section 1(a), the Company shall continue to its use reasonable best efforts to register all remaining Registrable Common

Shares as set forth in this Section 1.  In such event, the number of shares of Common Stock to be registered for each Holder in the Common Shelf Registration Statement shall be reduced pro rata among all Holders.  The Company shall continue to use its reasonable best efforts to register all remaining Registrable Common Shares as promptly as practicable in accordance with the applicable rules, regulations and guidance of the Commission, but in no event will the Company file a subsequent Common Shelf Registration Statement with respect to the registration of the resale of Registrable Common Shares held by the Holders earlier than 180 calendar days following the effective date of the initial Common Shelf Registration Statement.  Notwithstanding anything herein to the contrary, if the Commission, by written or oral comment or otherwise, limits the Company’s ability to file, or prohibits or delays the filing of, a Common Shelf Registration Statement with respect to any or all the Registrable Common Shares which were not included in the initial Common Shelf Registration Statement (a “Subsequent Shelf Limitation”), it shall not be a breach or default by the Company under this Agreement, shall not be deemed a failure by the Company to use “reasonable efforts,” “reasonable best efforts” or “best efforts” as set forth above or elsewhere in this Agreement and shall not require the payment of any liquidated damages by the Company under this Agreement (including pursuant to Section 1(e)).

(b)           The Company shall use its reasonable best efforts to keep the Common Shelf Registration Statement continuously effective, in order to permit the prospectus included therein to be lawfully delivered by the Holders of the Registrable Common Shares included therein, until the date on which all Registrable Common Shares cease to be Registrable Common Shares (such period being called the “Common Shelf Registration Period”).  The Company shall be deemed not to have used its reasonable best efforts to keep the Common Shelf Registration Statement effective during the Common Shelf Registration Period if it voluntarily takes any action that would directly result in Holders of Registrable Common Shares covered thereby not being able to offer and sell such Registrable Common Shares during such period, unless such action is required by applicable law or except as provided in Section 3(h).

(c)           Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Common Shelf Registration Statement (as of the effective date of the Common Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus or Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein.

(d)           The Company shall use its reasonable best efforts to cause the Registrable Common Shares included in the Common Shelf Registration Statement to be, upon resale thereunder, listed on the NASDAQ Global Market (“NASDAQ Stock Market”) or, if the Common Stock is not then listed on the NASDAQ Stock Market, on the principal national securities exchange on which the Common Stock is then listed, or if the Common Stock is not then listed on a national securities exchange, authorized for quotation on any automated quotation system on which the Common Stock is then quoted.

(e)           If (i) the Common Shelf Registration Statement is not filed by the Filing Deadline or declared effective by the Commission by the Effectiveness Deadline for any reason, including by reason of Section 3(h) hereof, or (ii) following effectiveness, the Common Shelf Registration Statement is unavailable for any reason, including by reason of Section 3(h) hereof, for use in the sale of Registrable Common Shares, then in each such case the Company will make pro rata payments to each Investor that continues to hold Registrable Common Shares, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate purchase price paid by such Investor to acquire the Registrable Common Shares then held by such Investor (taking into account the amounts paid by the Investor to acquire the Exchangeable Preferred Stock or Warrants pursuant to which such Registrable Common Shares were issued) for each 30-calendar day period (or pro rata portion thereof) following the Filing Deadline or Effectiveness Deadline or during which the Common Shelf Registration Statement is unavailable, as applicable, (for the purposes of this paragraph, each such period shall be referred to as a “Blackout Period” for such Registration Statement); provided, however that in no event shall the aggregate liquidated damages payable by the Company to any Investor exceed 7.5% of the aggregate purchase price paid by such Investor for all Exchangeable Preferred Stock and Warrants acquired by such Investor pursuant to the Purchase Agreement. The amounts payable as liquidated damages pursuant to this paragraph shall be paid in lawful money of the United States within three Business Days of the last day of each 30-calendar day period following the commencement of a Blackout Period until the termination of such Blackout Period.

2.             Exchangeable Shelf Registration.  If any Registrable Exchangeable Shares are outstanding on the one-year anniversary of this Agreement (the “Outside Date”), the Company shall take the following actions:

(a)           The Company shall, on the Outside Date, file with the Commission, and thereafter use its reasonable best efforts to cause to be declared effective as soon as practicable but in any event no later than ninety (90) days after the Outside Date, a registration statement (the “Exchangeable Shelf Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Registrable Exchangeable Shares by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Exchangeable Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Exchangeable Shelf Registration”).

The Company’s obligation under this Section 2 shall be subject to any Rule 415 Limitation and Subsequent Shelf Limitation.

(b)           The Company shall use its reasonable best efforts to keep the Exchangeable Shelf Registration Statement continuously effective, in order to permit the prospectus included therein to be lawfully delivered by the Holders of the Registrable Exchangeable Shares included therein, until the date on which all Registrable Exchangeable Shares covered by the Exchangeable Shelf Registration Statement cease to be Registrable Exchangeable Shares (such period being called the “Exchangeable Shelf Registration Period”).  The Company shall be deemed not to have used its reasonable best efforts to keep the Exchangeable Shelf Registration Statement effective during the Exchangeable Shelf Registration Period if it voluntarily takes any action that would directly result in Holders of Registrable Exchangeable Shares covered thereby not being able to offer and sell such Registrable Exchangeable Shares during such period, unless such action is required by applicable law or except as provided in Section 3(h).

(c)           Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Exchangeable Shelf Registration Statement (as of the effective date of the Exchangeable Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus or Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein.

3.             Registration Procedures.  In connection with a Shelf Registration contemplated by Section 1 or Section 2 hereof, the following provisions shall apply:

(a)           At the time the Commission declares such Shelf Registration Statement effective, each Holder shall be named as a selling security holder in such Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Shares included in the Shelf Registration Statement in accordance with applicable law, subject to the terms and conditions hereof.  From and after the date a Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable and in any event upon the later of (x) five (5) Business Days after such date or (y) five (5) Business Days after the expiration of any Deferral Period (as defined in Section 3(h)) that is either in effect or put into effect within five (5) Business Days of such date:

(i)            if required by applicable law, prepare and file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file with the Commission any other required document so that the Holder is named as a selling security holder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of such Holder’s Registrable Shares included in the Shelf Registration Statement in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is sixty (60) days after the date such post-effective amendment is required by this clause to be filed;

(ii)           provide such Holder copies of any documents filed pursuant to Section 3(a)(i); and

(iii)          notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 3(a)(i);

provided, that if the request by such Holder is delivered during a Deferral Period, the Company shall so inform the Holder making such request and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with this Section 3(a) and Section 3(h) of this Agreement.  Notwithstanding anything contained herein to the contrary, the Amendment Effectiveness Deadline Date shall be extended by five (5) Business Days from the expiration of a Deferral Period if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date; and provided, further, that in no event shall the Company be required to file pursuant to this Section 3(a) in the case where a post-effective amendment is required, more than one post-effective amendment to the Shelf Registration Statement in any 120-day period.

(b)           The Company shall notify the Holders of the Registrable Shares included within the coverage of the Shelf Registration Statement (which notice may, at the discretion of the Company (or as required pursuant to Section 3(h)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(h) shall apply):

(i)            when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii)           of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

(iii)          of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause the Shelf Registration Statement not to remain effective;

(iv)          of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)           of the occurrence of any Material Event (as defined in Section 3(h)).

(c)           The Company shall use its reasonable best efforts to obtain the withdrawal at the earliest possible time of any stop order suspending the effectiveness of the Shelf Registration Statement and the elimination of any other impediment to the continued effectiveness of the Shelf Registration Statement.

(d)           The Company shall promptly furnish to each Holder of Registrable Shares included within the coverage of the Shelf Registration, without charge, if the Holder so requests in writing, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and all exhibits thereto (including those, if any, incorporated by reference).

(e)           The Company shall promptly deliver to each Holder of Registrable Shares included within the coverage of the Shelf Registration Statement, without charge, ten (10) copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment thereof or supplement thereto and any Free Writing Prospectus used in connection therewith as such Holder may reasonably request.   The Company consents, subject to the provisions of this Agreement and except during such periods that a Deferral Notice is outstanding and has not been revoked, to the use of the prospectus and each amendment or supplement thereto and any Free Writing Prospectus used in connection therewith by each of the selling Holders in connection with the offering and sale of the Registrable Shares covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f)            The Company shall use reasonable best efforts to register or qualify, or cooperate with the Holders of the Registrable Shares included in the Shelf Registration Statement and their respective counsel in connection with the registration or qualification of, the resale of the Registrable Shares under the securities or “blue sky” laws of such states of the United States as any Holder requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Shares covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process or to taxation in any jurisdiction to which it is not then so subject.

(g)           The Company shall cooperate with the Holders of the Registrable Shares to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be delivered to a transferee pursuant to the Shelf Registration Statement, which certificates shall be free of any restrictive legends and in such denominations and registered in such names as the Holders may request.

(h)           Upon (i) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which (x) the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any prospectus included in the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the occurrence or existence of any pending corporate development that, in the reasonable judgment of the Company, makes it necessary to suspend the availability of the Shelf Registration Statement and the related prospectus for a period of time:

(A)          in the case of clause (ii) above, subject to clause (B) below, as promptly as practicable, the Company shall prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Shelf Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and related prospectus so that (1) such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, and, in the case of a post-effective amendment to the Shelf Registration Statement, subject to the next sentence, use reasonable best efforts to cause it to be declared effective as promptly as is practicable; and

(B)           the Company shall give notice to the Holders with respect to such Shelf Registration Statement, that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Shares pursuant to the Shelf Registration Statement until such Holder’s receipt of copies of the supplemented or amended prospectus provided for in clause (A) above, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

The Company will use its reasonable best efforts to ensure that the use of the prospectus with respect to such Shelf Registration Statement may be resumed (x) in the case of clause (i) above, as promptly as is practicable, (y) in the case of clause (ii) above, as soon as, in the reasonable judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, as soon as practicable thereafter and (z) in the case of clause (iii) above, as soon as, in the reasonable judgment of the Company, such suspension is no longer necessary; provided, that in no event shall (A) the aggregate duration of any such suspension arising from an event described in clause (iii) above exceed 45 days, (B) the aggregate duration of all such suspensions arising from events described in clause (iii) above exceed 60 days in any 12-month period or (C) a suspension arising from an event described in clause (ii) or clause (iii) above be invoked more than once in any 12-month period.  Any such period during which the availability of the Shelf Registration Statement and any related prospectus is suspended is referred to as the “Deferral Period.”

(i)            Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Registrable Shares registered for resale under such Shelf Registration Statement and provide the transfer agent for the Registrable Shares one or more certificates for such Registrable Shares, in a form eligible for deposit with The Depository Trust Company.

(j)            The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(k)           If requested in writing in connection with a disposition of Registrable Shares pursuant to a Shelf Registration Statement, the Company shall make reasonably available for inspection during normal business hours by a representative for the holders of a majority of the number of such Registrable Shares, any broker-dealers, attorneys and accountants retained by such holders, and any attorneys or other agents retained by a broker-dealer engaged by such holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this

Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any prospectus or Free Writing Prospectus referred to in this Agreement) or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Holders and the other parties entitled thereto by one legal counsel (“Holders Counsel”) designated by the Holders of a majority of the number of Registrable Shares with respect to such Shelf Registration Statement.

(l)            The Company shall (i) permit such Holders Counsel to review and comment upon (A) a Shelf Registration Statement at least five (5) Business Days prior to its filing with the Commission and (B) all Free Writing Prospectuses and all amendments and supplements to all Shelf Registration Statements within a reasonable number of days prior to their filing with the Commission, and (ii) not file any Shelf Registration Statement or amendment thereof or supplement thereto or any Free Writing Prospectus in a form to which such Holders Counsel reasonably objects.  The Company shall furnish to such Holders Counsel, without charge, (x) copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to any Shelf Registration Statement or any document incorporated by reference therein, (y) promptly after the same is prepared and filed with the Commission, one copy of any Shelf Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, and all exhibits; and (z) promptly upon the effectiveness of any Shelf Registration Statement, one copy of the prospectus included in such Shelf Registration Statement and all amendments and supplements thereto.  The Company shall reasonably cooperate with such Holders Counsel in performing the Company’s obligations pursuant to this Section 3.

(m)          The Company shall make such representations and warranties to any underwriters in connection with such disposition in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings.  The Company will enter into and perform customary agreements (including underwriting and indemnification and contribution agreements in customary form with the managing underwriter or underwriters, as applicable) and take such other commercially reasonable actions as are required in order to expedite or facilitate each disposition of Registrable Shares and shall provide all reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings organized by the managing underwriter or underwriters, if applicable.

(n)           If reasonably requested by a Holder, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Shares to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Shelf Registration Statement if reasonably requested by a Holder holding any Registrable Shares.

(o)           The Company shall obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) addressed to the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings.

(p)           The Company shall obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in, or incorporated by reference into, the Shelf Registration Statement), addressed to the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings.

(q)           If any Holder is deemed to be, alleged to be or reasonably believes it may be deemed or alleged to be, an underwriter or is required under applicable securities laws to be described in the Shelf Registration Statement as an underwriter, at the reasonable request of such Holder, the Company shall use reasonable efforts to cause to be furnished to such Holder, on the date of the effectiveness of the Shelf Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in, or incorporated by reference into, the Shelf Registration Statement) in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, and (ii) a legal opinion, dated as of such date, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such Holder.

4.             Holder’s Obligations.  Each Holder agrees promptly to furnish to the Company all information required to be disclosed under Item 507 of Regulation S-K under the Securities Act and any other material information regarding such Holder and the distribution of such Registrable Shares as the Company may from time to time reasonably request.  Any sale of any Registrable Shares by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the prospectus delivered by such Holder in connection with such disposition, that such prospectus does not as of the time of such sale contain any untrue statement of a material fact provided in writing by such Holder and that such prospectus does not as of the time of such sale omit to state any material fact relating to or provided in writing by such Holder necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

5.             Registration Expenses.

(a)           All fees and expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether the applicable Shelf Registration Statement or Requested Underwritten Offering is ever filed or becomes effective, including without limitation:

(i)            all registration and filing fees and expenses;

(ii)           all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii)          all expenses of printing (including, without limitation, printing certificates and prospectuses), messenger and delivery services and telephone;

(iv)          all fees and disbursements of counsel for the Company;

(v)           all application and filing fees in connection with listing on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi)          all fees and disbursements of independent certified public accountants of the Company (including, without limitation, the expenses of any special audit required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and “comfort” letters and the fees and expenses of any person, including special experts, retained by the Company.

(b)           In connection with a Shelf Registration Statement, the Company will reimburse the Holders of Registrable Shares who are selling or reselling Registrable Shares pursuant to the “Plan of Distribution” contained in such Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, which shall be chosen by the Holders of a majority in number of shares of the Registrable Shares for whose benefit such Shelf Registration Statement is being prepared, such amount not to exceed $25,000.

6.             Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Holder of the Registrable Shares included within the coverage of the applicable Shelf Registration Statement, the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of the Securities Act or the Exchange Act (collectively, the “Holder Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Shares) to which each Holder Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise and shall reimburse, as incurred, the Holder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the Shelf Registration Statement, the Disclosure Package, any prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder Indemnified Party specifically for inclusion therein; provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to such Holder Indemnified Party.  The Company shall also indemnify underwriters (including, without limitation, any Holder Indemnified Party deemed or alleged to be an underwriter or required under applicable securities laws to be described in the applicable Shelf Registration Statement as an underwriter), their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Registrable Shares if requested by such Holders.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnified Parties and shall survive the transfer of the Registrable Shares by any Holder.

(b)           Each Holder of the Registrable Shares covered by a Shelf Registration Statement severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement, as well as any officers, employees, Affiliates and agents of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability that such Holder may otherwise have to the Company Indemnified Parties.  Notwithstanding any other provision of this Section 6(b), no Holder shall be required to indemnify or hold harmless any Company Indemnified Party in an amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Shares pursuant to the Shelf Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue statement or omission.

(c)           Promptly after receipt by a Holder Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party.  In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii)

does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)           If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holder or Holder Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this subsection (d).  The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding any other provision of this Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Shares pursuant to the Shelf Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The agreements contained in this Section 6 shall survive the sale of the Registrable Shares pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

7.              Information Requirements.  The Company covenants that, if at any time before the end of the applicable Effectiveness Period, the Company is not subject to the reporting requirements of the Exchange Act, it will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)) under the Securities Act.  Upon the request of any Holder of Registrable Shares, the

Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8.           Underwritten Registrations.

(a)           Request for Underwritten Offering.  Upon written request, a Holder or Holders (the “Initiating Holders”) may sell all or a portion of its Registrable Shares in an underwritten offering, subject to the terms of this Section 8.  From time to time, upon written request by the Initiating Holders, which request shall specify the amount of the Initiating Holders’ Registrable Shares to be sold (the “Requested Registrable Shares”), the Company shall use reasonable efforts to cause the sale of such Requested Registrable Shares to be in the form of a firm commitment underwritten public offering if the anticipated aggregate offering price (calculated based upon the market price of the Registrable Shares on the date of such written request) to the public equals or exceeds $20,000,000 (a “Requested Underwritten Offering”) (including causing to be produced and filed any necessary prospectuses or prospectus supplements with respect to such offering).  The managing underwriter or underwriters for a Requested Underwritten Offering shall be an investment banking firm or firms of national reputation selected by the Holders holding a majority of the Registrable Shares (the “Approved Underwriters”); provided, however, that the Approved Underwriters shall, in any case, also be reasonably acceptable to the Company.  The Company’s obligations under this Section 8 shall be limited to one Requested Underwritten Offering in any eighteen (18) month period; provided, however, that in the event that the Holders participating in a Requested Underwritten Offering are unable to include at least fifty percent (50%) of the Requested Registrable Shares in such offering as a result of the cutback of an Approved Underwriter or the participation of the Company in accordance with Section 8(c), such offering shall not constitute an offering for purposes of this limitation.

(b)           Participation in Requested Underwritten Offering.  The Company shall (i) as promptly as practicable but in no event later than five (5) Business Days after the receipt of a request for a Requested Underwritten Offering from any Initiating Holders, give written notice thereof to all of the Holders (other than such Initiating Holders), which notice shall specify the number of Requested Registrable Shares, the names and notice information of the Initiating Holders and the intended disposition of such Registrable Shares through an underwritten public offering and (ii) subject to Section 8(c), include in the Requested Underwritten Offering all of the Registrable Shares requested by such Holders for inclusion in such Requested Underwritten Offering from whom the Company has received a written request for inclusion therein within ten (10) Business Days after the receipt by such Holders of such written notice referred to in clause (i) above.  Each such request by such Holders shall specify the number of Registrable Shares proposed to be included in the Requested Underwritten Offering and such Holder shall send a copy of such written request to the Company and the Initiating Holders.  The failure of any Holder to respond within such ten (10) Business Day period referred to in clause (ii) above shall be deemed to be a waiver of such Holder’s rights under this Section 8 with respect to such Requested Underwritten Offering.  Any Holder may waive its rights under this Section 8 prior to the expiration of such ten (10) Business Day period by giving written notice to the Company, with a copy to the Initiating

Holders.  Notwithstanding anything to the contrary herein, no equity securities of the Company held by any person other than a Holder or the Company may be included in such Requested Underwritten Offering without the prior written consent of the Holders holding a majority of the Registrable Shares.

(c)           Limitation on Requested Underwritten Offering.  In connection with any Requested Underwritten Offering, none of the Registrable Shares held by any Holder (including the Initiating Holders) shall be included in such Requested Underwritten Offering unless such Holder (i) agrees to sell such Holder’s Registrable Shares on the basis reasonably provided in any underwriting arrangements approved by the Holders holding a majority of the Registrable Shares to be included in such Requested Underwritten Offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and then only in such aggregate amount as, in the opinion of the Approved Underwriters, can be sold in such offering within a price range acceptable to the Holders holding a majority of the Registrable Shares to be included in such Requested Underwritten Offering.  If the Approved Underwriters advise the Company in writing that the aggregate amount of such Registrable Shares requested to be included in such offering exceeds the amount which can be sold in such offering within such acceptable price range, then the Approved Underwriters shall include in such Requested Underwritten Offering only the aggregate amount of shares that the Approved Underwriters believe may be sold within such acceptable price range consisting of, first, the Registrable Shares of the Holders (including the Initiating Holders) participating in such Requested Underwritten Offering, as a group, and any equity securities offered by the Company for its own account on up to a 50/50 basis (i.e., at least fifty percent (50%) of the shares to be sold shall be sold on behalf of the Holders as a group and up to a maximum of 50% of the shares to be sold may be securities offered by the Company for its own account); and, second, any other equity securities requested to be in such Requested Underwritten Offering, as a group, pro rata within each group based on the amount of Registrable Shares or equity securities, as applicable, owned by each such party.

(d)           Company Lock-up Agreement.  With respect to any Requested Underwritten Offering, if requested by the managing underwriter, the Company shall not effect any sale or transfer of any Registrable Shares or any securities convertible into or exchangeable or exercisable for such Registrable Shares during the period beginning on the date it is provided written notice of the Requested Underwritten Offering and ending on the date that is ninety (90) days after the date of the final prospectus relating to the Requested Underwritten Offering, except as part of such Requested Underwritten Offering or pursuant to a registration on Form S-4 or Form S-8 or any successor forms thereto; provided, that in no event shall the Company be prohibited from effecting any sale or transfer of Registrable Shares or any securities convertible into or exchangeable or exercisable for Registrable Shares pursuant to this Section 8(d) more than once in any 12-month period.

(e)           Additional Lock-up Agreements.  With respect to each Requested Underwritten Offering, the Company shall use reasonable efforts to cause all of its directors and officers who are not otherwise Holders to execute lock-up agreements that cover the period beginning on the date such holder is provided written notice of the Requested Underwritten Offering and ending on the date that is ninety (90) days after the date of the final prospectus relating to the Requested Underwritten Offering.

9.             Miscellaneous.

(a)           Recapitalizations, Exchanges, Etc.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting Common Stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.  The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(b)           No Inconsistent Agreements.  The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof or grants to any other person rights to cause securities of the Company held by such person to be registered prior to the registration of the Registrable Common Shares.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c)           Interpretation.  Article, Section and Annex references are to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including, without limitation.”

(d)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the written consent of the Company and the Holders of a majority in number of then outstanding Registrable Shares; provided, however, that, notwithstanding the foregoing, any amendment or modification of or supplement to this Agreement which would materially and adversely affect any Investor in a manner that is disproportionate to the other Investors will be binding upon and enforceable against such Investor only with its prior written consent.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Shares being sold by such Holders pursuant to such Shelf Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.  Each Holder of Registrable Shares outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(d), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Shares.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.  A copy of each amendment, modification or supplement to this Agreement shall be delivered by the Company to each Holder.

(e)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(i)            if to the Company, at its address as follows:

Neurogen Corporation
35 Northeast Industrial Road
Branford, CT 06405
Attention:  Stephen Davis
Telephone:  (203) 488-8201
Facsimile:  (203) 481-8683

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
650 Town Center Drive, 20th  Floor
Costa Mesa, CA 92626
Attention:  Shayne Kennedy
Telephone:  (714) 755-8181
Facsimile:  (714) 755-8290

(ii)           if to a Holder, at the most current address shown for such Holder in the records of the Company;

or to such other address as the Company or such Holder may designate in writing.  All notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

(f)            Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The rights of the Holders contained in this Agreement shall be automatically transferred to the transferee of any Registrable Shares, provided, that (i) such transferee agrees to become a party to this Agreement and be fully bound by, and subject to, all of the terms and conditions of the Agreement as though an original party hereto; (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of (a) the name and address of such transferee, and (b) the securities with respect to which such registration rights are being transferred; (iii) immediately following such transfer the further disposition of such securities by the transferee is restricted under the Securities Act or applicable state securities laws if so required; and (iv) such transfer shall have been conducted in accordance with all applicable federal and state securities laws. All of the obligations of the Company hereunder shall survive any such transfer.

(g)           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)            Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

(j)            Submission to Jurisdiction.  The parties to this Agreement (i) irrevocably submit to the exclusive jurisdiction of any state or federal courts located in New York County, New York in connection with any disputes arising out of or relating to this Agreement and (ii) waive any claim of improper venue or any claim that those courts are an inconvenient forum.  The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9(e) or in such other manner as may be permitted by applicable laws, shall be valid and sufficient service thereof.

(k)           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any applicable law, or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transaction contemplated hereby are fulfilled to the extent possible.

(l)            Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, superseding all prior agreements and understandings among the parties with respect to such subject matter.

(m)          Further Assurances.  Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(n)           Termination.  This Agreement and the obligations of the parties hereunder shall terminate upon the end of the applicable Effectiveness Period, except for any liabilities or obligations, each of which shall remain in effect in accordance with its terms.

(o)           Securities Held by the Company.  Whenever the consent or approval of Holders of a specified number of Registrable Shares is required hereunder, shares of Common Stock or Exchangeable Preferred Stock held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(p)           Independent Nature of Obligations.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  The failure or waiver of performance under this Agreement by any Investor shall not excuse performance by any other Investor.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

(q)           Definitions.  The following terms shall have the following meanings:

“Affiliate” means, with respect to any specified person, an “affiliate,” as defined in Rule 144(a)(1) of the Securities Act, of such person.

“Agreement” shall have the meaning set forth in the recitals hereto.

“Amendment Effectiveness Deadline Date” shall have the meaning set forth in Section 3(a)(i).

“Approved Underwriters” shall have the meaning set forth in Section 8(a).

“Blackout Period” shall have the meaning set forth in Section 1(e).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

“Capital Stock” means, with respect to any Person, any and all securities (including equity linked securities), interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preference Stock.

“Certificate of Designation” means the Certificate of Designations, Number, Voting Power, Preferences and Rights of the Exchangeable Preferred Stock.

“Commission” shall have the meaning set forth in Section 1(a).

“Common Shelf Registration” shall have the meaning set forth in Section 1(a).

“Common Shelf Registration Period” shall have the meaning set forth in Section 1(b).

“Common Shelf Registration Statement” shall have the meaning set forth in Section 1(a).

“Common Stock” shall have the meaning set forth in the recitals hereto.

“Company” shall have the meaning set forth in the recitals hereto.

“Company Indemnified Party” shall have the meaning set forth in Section 6(b).

“Controlled Affiliate” shall mean with respect to any Person, any Person which, directly or indirectly, is controlled by such Person, including without limitation any general partner, officer or director of such Person and any investment fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person; for the purposes of this definition of Controlled Affiliate, “control” means direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast more than 50% of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise, or any entity with respect to which such Person has directly approved the entity’s investments in the Company’s equity securities or trading of the Company’s equity securities (it being understood that in no event shall solely the membership or participation on an entity’s Board of Directors or similar governing body be deemed to be control for the purposes hereof).

“Deferral Notice” shall have the meaning set forth in Section 3(h)(B).

“Deferral Period” shall have the meaning set forth in Section 3(h).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

“Effectiveness Deadline” shall mean the date that is the earlier of (A) fifteen (15) days after the Stockholders Meeting or (B) the one year anniversary of the initial issuance date of the Exchangeable Preferred Stock and the Warrants.

“Effectiveness Period” means, as the case may be, either the Common Shelf Registration Period or the Exchangeable Shelf Registration Period.

“Exchange” means the exchange of the Exchangeable Preferred Stock for shares of Common Stock in accordance with the terms of the Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Date” mean the date on which the Exchange occurs.

“Exchangeable Preferred Stock” shall have the meaning set forth in the recitals hereto.

“Exchangeable Shelf Registration” shall have the meaning set forth in Section 2(a).

“Exchangeable Shelf Registration Period” shall have the meaning set forth in Section 2(b).

“Exchangeable Shelf Registration Statement” shall have the meaning set forth in Section 2(a).

“Filing Deadline” shall mean the date 20 days after the date the initial date of issuance of the Exchangeable Preferred Stock and the Warrants.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holder” means a holder of record of Registrable Shares.

“Holder Indemnified Party” shall have the meaning set forth in Section 6(a).

“Holders Counsel” shall have the meaning set forth in Section 3(k).

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Initiating Holders” shall have the meaning set forth in Section 8(a).

“Investor” shall have the meaning set forth in the recitals hereto.

“Material Event” shall have the meaning set forth in Section 3(h).

“NASDAQ Stock Market” shall have the meaning set forth in Section 1(d).

“Outside Date” shall have the meaning set forth in Section 2.

“Person” means any individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Preference Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any series, class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other series or class of such Person.

“Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Registrable Common Shares” means (A) each share of Common Stock issued or issuable upon the exchange of the Exchangeable Preferred Stock in accordance with the Certificate of Designations, (B) each Warrant Share issued or issuable upon exercise of the Warrants; (C) any other shares of Common Stock held by the Holders on the date hereof and (D) any stock of the Company issued as a dividend, or other distribution with respect to, the Common Stock referred to in clause (A) or (B); until the earlier of (i) the date on which all of the Registrable Common Shares then owned by such Holder have been effectively registered under the Securities Act and disposed of in accordance with such registration statement and (ii) the date on which all of the Registrable Common Shares then owned by such Holder may be sold pursuant to Rule 144 without volume or manner of sale restrictions.

“Registrable Exchangeable Shares” means (A) each share of Exchangeable Preferred Stock issued to a Holder in accordance with the Purchase Agreement and (B) any stock of the Company issued as a dividend or other distribution with respect to the Exchangeable Preferred Stock referred to in clause (A); until the earlier of (i) the date on which all of the Registrable Exchangeable Shares then owned by such Holder have been effectively registered under the Securities Act and disposed of in accordance with such registration statement and (ii) the date on which all of the Registrable Exchangeable Shares then owned by such Holder may be sold pursuant to Rule 144 without volume or manner of sale restrictions.

“Registrable Shares” means, as the case may be, either the Registrable Common Shares or the Registrable Exchangeable Shares.

“Requested Registrable Shares” shall have the meaning set forth in Section 8(a).

“Requested Underwritten Offering” shall have the meaning set forth in Section 8(a).

“Rule 415 Limitation” shall have the meaning set forth in Section 1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration” means, as the case may be, either the Common Shelf Registration or the Exchangeable Shelf Registration.

“Shelf Registration Statement” means, as the case may be, either the Common Shelf Registration Statement or the Exchangeable Shelf Registration Statement.

“Stockholders Meeting” shall have the meaning attributed to such term in the Securities Purchase Agreement.

“Subsequent Shelf Limitation” shall have the meaning set forth in Section 1(a).

“Warrant” shall have the meaning set forth in the recitals hereto.

“Warrant Shares” shall have the meaning set forth in the recitals hereto.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Investor and the Company in accordance with its terms.

Very truly yours,

NEUROGEN CORPORATION

By:	/s/ Stephen Davis
Name:	Stephen Davis
Title:	President and Chief Executive Officer

EACH INVESTOR’S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED EVEN DATE HEREWITH SHALL CONSTITUTE THE INVESTOR’S SIGNATURE TO THIS AGREEMENT.

Exhibit A

SCHEDULE OF PURCHASERS

Purchaser Name	Purchaser Address
Warburg Pincus Private Equity VIII, L.P.	Warburg Pincus & Co. Davis Blair 466 Lexington Avenue New York, NY 10017
Tang Capital Partners, LP	Tang Capital Management, LLC John Lemkey 4401 Eastgate Mall San Diego, CA 92121
Baker Bros. Investments, L.P.	Baker Bros. Investments Leo Kirby 667 Madison Avenue, 17th Floor New York, NY 10065
Baker Bros. Investments II, L.P.	Baker Bros. Investments Leo Kirby 667 Madison Avenue, 17th Floor New York, NY 10065
Baker Bros. Investments II, L.P.	Baker Bros. Investments Leo Kirby 667 Madison Avenue, 17th Floor New York, NY 10065
Baker Tisch Investments, L.P.	Baker Bros. Investments Leo Kirby 667 Madison Avenue, 17th Floor New York, NY 10065
Baker Biotech Fund I, L.P.	Baker Bros. Investments Leo Kirby 667 Madison Avenue, 17th Floor New York, NY 10065
Baker Brothers Life Sciences, L.P.	Baker Bros. Investments Leo Kirby 667 Madison Avenue, 17th Floor New York, NY 10065

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Purchaser Name	Purchaser Address
Caduceus Capital Master Fund Limited	Orbimed Advisors Att: Andrew Kanarek 767 Third Ave, 30th Floor NY, NY 10017
Caduceus Capital II, LP	Orbimed Advisors Att: Andrew Kanarek 767 Third Ave, 30th Floor NY, NY 10017
UBS Eucalyptus Fund, L.L.C.	Orbimed Advisors Att: Andrew Kanarek 767 Third Ave, 30th Floor NY, NY 10017
PW Eucaplyptus Fund, Ltd.	Orbimed Advisors Att: Andrew Kanarek 767 Third Ave, 30th Floor NY, NY 10017
Summer Street Life Sciences Hedge Fund Investors LLC	Orbimed Advisors Att: Andrew Kanarek 767 Third Ave, 30th Floor NY, NY 10017
Domain Public Equity Partners, L.P.	Domain Associates Att: Nicole Vittulo One Palmer Square Suite 515 Princeton, NJ 08542
Four-Fourteen Partners, LLC	Four-Fourteen Partners, LLC Barry Bloom 655 Madison Avenue New York, NT 10065-8068
Special Situations Life Science Fund, LP	Lowenstein Sandler, PC Att: Jeff Shapiro 65 Livingston Avenue Roseland, NJ 07068-1791
Special Situations Fund III QP, LP	Lowenstein Sandler, PC Att: Jeff Shapiro 65 Livingston Avenue Roseland, NJ 07068-1791
Zeke LP	Chartwell Investment Partners Att: Filippa DePaolo 1235 Westlakes Drive Suite 400 Berwyn, PA 19312

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Purchaser Name	Purchaser Address
Perceptive Life Sciences Master Fund, Ltd.	Perceptive Advisors LLC Att: Steven Berger 499 Park Ave., 25th Floor New York, NY 10022
PGE Partner Fund, LP	Merlin Securities Att: Phil Miner (a/c #70910120) 101 California Street, #2525 San Francisco, CA 94111
PGE Partner Fund II, LP	Merlin Securities Att: Phil Miner (a/c #70910120 101 California Street, #2525 San Francisco, CA 94111
PGE Venture Fund, LLC	Pacific Growth Att: Howard Bernstein a/c 3ZJ99085 One Bush Street, #1700 San Francisco, CA 94104
Cascade Capital Partners, L.P.	Morgan Stanley fao Cascade Capital Partners Att: Darren Davis 555 California St, Suite 2200 San Francisco, CA 94104
John Simon	Allen & Company, LLC Att: John Simon 711 Fifth Ave, 9th Floor NY, NY 10022
Clarion Capital Corporation	Clarion Management Ltd Att: Tom Niehaus 3690 Orange Place Suite 400 Beachwood, Ohio 44122

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